UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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UNICO AMERICAN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNICO AMERICAN CORPORATION

26050 Mureau Road

Calabasas, CA 91302

_____________________

AMENDMENT No. 1 TO UNICO AMERICAN CORPORATION

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held Thursday, May 25, 2017

May 24, 2017

This filing amends and supplements the definitive proxy statement of Unico American Corporation (the “Company”) filed with the Securities and Exchange Commission (“SEC”) on April 17, 2017, (the “Proxy Statement”) relating to the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 25, 2017, at 2:00 p.m. Pacific time.

This Amendment does not change the proposals to be acted on at the Annual Meeting, or the recommendations of the Board of Directors of the Company in relation thereto, which are described in the Proxy Statement.

The sole purpose of this Amendment is to correct an inadvertent overstatement in the Proxy Statement of the annual compensation paid to Cary L. Cheldin during the 2016 fiscal year. Thus, the information for Mr. Cheldin in the Summary Compensation Table under the heading “Summary of Executive Compensation” in the Proxy Statement is amended and restated to correct the amounts in the Salary and the Total columns for 2016 as follows (footnotes 1 and 2 in the Proxy Statement were not affected by such amendment and restatement):

Name and Principal Position	Year	Salary	Bonus	All Other Compensation (1)	Total
		($)	($)	($)	($)

Cary L. Cheldin (2)	2016	315,000	—	45,430	360,430
President and Chief Executive Officer

Important Information

The Company has filed a definitive Proxy Statement with the Securities and Exchange Commission (“SEC”) and has furnished to its shareholders a Proxy Statement in connection with the solicitation of proxies for the 2017 Annual Meeting of Shareholders. The Company advises its shareholders to read the Proxy Statement relating to the 2017 Annual Meeting, as amended and supplemented by this Amendment, because it contains important information. Shareholders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov.